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                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305 (B) (2)

                THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

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
         New York                                              13-5691211
 (State of Incorporation                                    (I.R.S. employer
If not a U.S. national bank)                              Identification number)

One Liberty Plaza
New York, N.Y.                                                      10006
(Address of principal                                            (Zip code)
Executive office)
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                                  HASBRO, INC.
               (Exact name of obligor as specified in its charter)
                                  Rhode Island
         (State or other jurisdiction of incorporation or organization)
                                   05-0155090
                      (I.R.S. employer identification no.)
                               1027 Newport Avenue
                               Pawtucket, RI 02861

             (Address of principal executive offices) (Postal Code)


                                   SENIOR DEBT

                       (Title of the indenture securities)
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                                       -2-

Item 1.     General Information
            Furnish the following information as to the trustee:

                (a) Name and address of each examining or supervising authority to which it is subject.
                                         Federal Reserve Bank of New York
                                         33 Liberty Street
                                         New York, N. Y. 10045

                                         State of New York Banking Department
                                         State House, Albany, N.Y.

                (b) Whether it is authorized to exercise corporate trust powers. The Trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliation with the Obligor.
            If the obligor is an affiliate of the trustee, describe each such affiliation. The obligor is not an affiliate of the Trustee.

Item 16.    List of Exhibits.
            List below all exhibits filed as part of this statement of eligibility.

                 Exhibit 1  -       Copy of the Organization Certificate of the
                                    Trustee as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 333-6688).

                 Exhibit 2  -       Copy of the Certificate of Authority of the
                                    Trustee to commerce business. (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

                 Exhibit 3  -       None; authorization to exercise corporate
                                    trust powers is contained in the documents identified above as Exhibit 1 and 2.

                 Exhibit 4  -       Copy of the existing By-Laws of the
                                    Trustee.(Exhibit 4 to T-1 to Registration
                                    Statement No. 333-6688).

                 Exhibit 5  -       No Indenture referred to in Item 4.

                 Exhibit 6  -       The consent of the Trustee required by
                                    Section 321 (b) of the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to Registration
                                    Statement No. 333-27685).

                 Exhibit 7  -       Copy of the latest Report of Condition of
                                    the Trustee as of December 31, 1999
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                                    SIGNATURE




          Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 9th day of March, 2000.




                                             THE BANK OF NOVA SCOTIA TRUST
                                                      COMPANY OF NEW YORK


                                             By:  /S/ George E. Timmes
                                                   George E. Timmes




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
Legal Title of Bank:  The Bank of Nova Scotia Trust Company of New York                                                    FFIEC 034
Address:                                                                                                                   Page RC-1
City, State   Zip:    New York, NY 10006
FDIC Certificate No.:
                      -----------
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Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet
__________
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
                                                                                                             ----------
                                                                                                               C100   (-
                                                                                                 ------------ --------
                                                                                                    Dollar Amounts
                                                                                                     in Thousands
------------------------------------------------------------------------------------------------- --------------------
                                                                                                 RCFD
ASSETS                                                                                            //////////////////
 1. Cash and balances due from depository institutions (from Schedule RC-A):                      //////////////////
    a. Noninterest-bearing balances and currency and coin(1)(2).................................  0081     5,219,000   1.a.
    b. Interest-bearing balances(3) ............................................................  0071     2,336,000   1.b.
 2. Securities:                                                                                   //////////////////
    a. Held-to-maturity securities (from Schedule RC-B, column A) ..............................  1754     1,640,000   2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ............................  1773             0   2.b.
 3. Federal funds sold(4) and securities purchased under agreements to resell ..................  1360     4,253,000
 4. Loans and lease financing receivables:                                                        //////////////////
                                                                                                  ----------------------
    a. Loans and leases, net of unearned income (from Schedule RC-C) ...........................  2122             0   4.a.
    b. LESS: Allowance for loan and lease losses ...............................................  3123             0   4.b.
    c. LESS: Allocated transfer risk reserve ...................................................  3128             0   4.c.
                                                                                                  ----------------------
    d. Loans and leases, net of unearned income,                                                  //////////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c) .....................................  2125             0   4.d.
 5. Trading assets .............................................................................  3545             0   5.
 6. Premises and fixed assets (including capitalized leases) ...................................  2145     1,012,000   6.
 7. Other real estate owned (from Schedule RC-M) ...............................................  2150             0   7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ...  2130             0   8.
 9. Customers' liability to this bank on acceptances outstanding ...............................  2155             0   9.
10. Intangible assets (from Schedule RC-M) .....................................................  2143     6,511,000  10.
11. Other assets (from Schedule RC-F) ..........................................................  2160     1,068,000  11.
12. Total assets (sum of items 1 through 11) ...................................................  2170    21,563,000  12.
                                                                                                 ----------------------
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____________
(1) Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of
    Schedule RC-M, items 3.1 and 3.b.
(3) Includes time certificates of deposit not held for trading.
(4) Reports "term federal funds sold" in Schedule RC, Item 4.a "Loans and leases, net of unearned income," and in Schedule RC-C, part 1.

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
                                                                                               ---------------------------
                                                                   Dollar Amounts in Thousands         Mil Thou
----------------------------------------------------------------------------------------------- --------------------------
LIABILITIES                                                                                     //////////////////
13. Deposits:                                                                                   //////////////////
                                                                                                RCON
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)........ .....  2200     8,467      13.a.
                                                                                               ----------------------------
       (1) Noninterest-bearing(1) ................................                              6631     8,402      13.a.(1)
       (2) Interest-bearing ......................................                              6636        65      13.a.(2)
                                                                                               ---------------------------
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs..........................  //////////////////
       (1) Noninterest-bearing ...................................                              //////////////////
       (2) Interest-bearing ......................................                              //////////////////
                                                                                               ----------------------------
                                                                                                RCON
14. Federal funds purchased(2) and securities sold under agreements to repurchase ............  2800             0  14.
                                                                                                RCON
15. a. Demand notes issued to the U.S. Treasury ..............................................  2840             0  15.a.
                                                                                                RCON
    b. Trading liabilities....................................................................  3548             0  15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized
    leases:                                                                                     //////////////////
    a. With a remaining maturity of one year or less .........................................  2332             0  16.a.
    b. With a remaining maturity of more than one year through three years....................  A547             0  16.b.
    c. With a remaining maturity of more than three years.....................................  A549             0  16.c.
17. Not applicable                                                                               //////////////////
18. Bank's liability on acceptances executed and outstanding .................................  2920             0  18.
19. Subordinated notes and debentures(3)......................................................  3200             0  19.
20. Other liabilities (from Schedule RC-G) ...................................................  2930           672  20.
21. Total liabilities (sum of items 13 through 20) ...........................................  2948         9,139  21.
22. Not applicable                                                                              //////////////////
EQUITY CAPITAL                                                                                  //////////////////
23. Perpetual preferred stock and related surplus ............................................  3838             0  23.
24. Common stock .............................................................................  3230         1,000  24.
25. Surplus (exclude all surplus related to preferred stock)..................................  3839        10,030  25.
26. a. Undivided profits and capital reserves ................................................  3632         1,394  26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ................  8434             0  26.b.
    c. Accumulated net gains (losses) on cash flow hedges.....................................  8338             0  26.c.
27. Cumulative foreign currency translation adjustments.......................................  //////////////////
28. Total equity capital (sum of items 23 through 27) ........................................  3210        12,424  28.
29. Total liabilities and equity capital (sum of items 21 and 28) ............................  3300        21,563  29.
                                                                                               ---------------------------

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
Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that                               RCON      Number
    best describes the most comprehensive level of auditing work performed                                -----------------
    for the bank by independent external auditors as of any date during 1998 ...........................  6724         M.1.
                                                                                                          -----------------
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
1 = Independent audit of the bank conducted in accordance        4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company       5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which        6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company             auditors
    (but not on the bank separately)                             7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance   8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state
    chartering authority)
------------
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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."
(3) Includes limited-life preferred stock and related surplus.

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